                                                                     EXHIBIT T3C

================================================================================

                            KRUG INTERNATIONAL CORP.

                                       AND

                      U.S. BANK TRUST, NATIONAL ASSOCIATION
                                   AS TRUSTEE




                                    INDENTURE



                           DATED AS OF AUGUST 20, 1999





             SENIOR SUBORDINATED ZERO COUPON NOTES DUE JULY 1, 2007


================================================================================

                            KRUG INTERNATIONAL CORP.
           Reconciliation and Tie between Trust Indenture Act of 1939 and the Indenture dated as of August 20, 1999

Trust Indenture Act Section                     Indenture Section
---------------------------                     -----------------

ss. 310(a)(1)                                          7.10
       (a)(2)                                          7.10
       (a)(3)                                          N.A.
       (a)(4)                                          N.A.
       (b)                                             7.08; 7.10; 11.02
       (c)                                             N.A.
ss. 311(a)                                             7.11
       (b)                                             7.11
       (c)                                             N.A.
ss. 312(a)                                             2.06
       (b)                                             11.03
       (c)                                             11.03
ss. 313(a)                                             7.06
       (b)                                             7.06; 11.02
       (c)(1)                                          2.06; 7.06; 11.02
       (c)(2)                                          N.A.
       (c)(3)                                          2.06; 7.06; 11.02
       (d)                                             7.06
ss. 314(a)                                             4.11, 11.02
       (b)                                             N.A.
       (c)(1)                                          11.04
       (c)(2)                                          11.04
       (c)(3)                                          N.A.
       (d)                                             N.A.
       (e)                                             11.05
       (f)                                             N.A.
ss. 315(a)                                             7.01(b)
       (b)                                             7.05; 11.02
       (c)                                             7.01(a)
       (d)                                             7.01(c)
       (e)                                             6.11
ss. 316(a)(last sentence)                              2.09
       (a)(1)(A)                                       6.05
       (a)(1)(B)                                       6.04
       (a)(2)                                          N.A.
       (b)                                             6.07
ss. 317(a)(1)                                          6.08
       (a)(2)                                          6.09
       (b)                                             2.05; 11.02
ss. 318(a)                                             11.01


----------------
N.A. means Not Applicable.
NOTE: This Reconciliation and Tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE......................................................1
            Section 1.01      Definitions...................................................................1
            Section 1.02      Incorporation by Reference of Trust Indenture Act.............................6
            Section 1.03      Rules of Construction.........................................................7

ARTICLE 2.  THE NOTES.......................................................................................8
            Section 2.01      Form and Dating...............................................................8
            Section 2.02      Execution, Amount, Authentication and Delivery................................8
            Section 2.03      Accrual of Original Issue Discount; Interest..................................9
            Section 2.04      Registrar and Paying Agent....................................................9
            Section 2.05      Paying Agent to Hold Money In Trust..........................................10
            Section 2.06      Noteholder Lists.............................................................11
            Section 2.07      Transfer and Exchange........................................................11
            Section 2.08      Mutilated, Defaced, Destroyed, Lost and Stolen Notes.........................12
            Section 2.09      Treasury Notes...............................................................13
            Section 2.10      Temporary Notes..............................................................13
            Section 2.11      Cancellation.................................................................14

ARTICLE 3.  REDEMPTION.....................................................................................14
            Section 3.01      Optional Redemption..........................................................14
            Section 3.02      Redemption Notice to Trustee.................................................14
            Section 3.03      Selection of Notes to be Redeemed............................................15
            Section 3.04      Notice of Redemption.........................................................15
            Section 3.05      Payment of Notes Called for Redemption.......................................16

ARTICLE 4.  COVENANTS......................................................................................17
            Section 4.01      Payment of Notes.............................................................17
            Section 4.02      Maintenance of Office or Agency..............................................17
            Section 4.03      Liquidation of the Company...................................................17
            Section 4.04      Limitation on Repayment of Subordinated Indebtedness.........................18
            Section 4.05      Insurance....................................................................18
            Section 4.06      Waiver of Stay, Extension or Usury Laws......................................18
            Section 4.07      Waiver of Certain Covenants..................................................18
            Section 4.08      Corporate Existence..........................................................18
            Section 4.09      Payment of Taxes and other Claims............................................19
            Section 4.10      Notices......................................................................19
            Section 4.11      Reports and Compliance Certificates..........................................19
            Section 4.12      Books, Records, Access; Confidentiality......................................21
            Section 4.13      Compliance with Laws, etc....................................................21
            Section 4.14      Restricted Payment...........................................................21
            Section 4.15      Restricted Payment...........................................................22

ARTICLE 5.  SUCCESSOR CORPORATION..........................................................................22
            Section 5.01      Covenant Not to Consolidate, Merge, Convey  or Transfer
                              Except Under Certain Conditions..............................................22
            Section 5.02      Successor Person Substituted.................................................23

ARTICLE 6.  DEFAULT AND REMEDIES...........................................................................23
            Section 6.01      Events of Default............................................................23
            Section 6.02      Acceleration.................................................................25
            Section 6.03      Other Remedies...............................................................25
            Section 6.04      Waiver of Past Defaults......................................................25
            Section 6.05      Control by Majority..........................................................26
            Section 6.06      Limitation on Suits..........................................................26
            Section 6.07      Rights of Holders to Receive Payment.........................................26
            Section 6.08      Collection Suit by Trustee...................................................27
            Section 6.09      Trustee May File Proofs of Claim.............................................27
            Section 6.10      Application of Proceeds......................................................27
            Section 6.11      Undertaking for Costs........................................................28
            Section 6.12      Restoration of Rights on Abandonment of Proceedings..........................28
            Section 6.13      Powers and Remedies Cumulative; Delay or Omission Not
                              Waiver of Default............................................................28

ARTICLE 7.  TRUSTEE........................................................................................29
            Section 7.01      Duties of Trustee............................................................29
            Section 7.02      Rights of Trustee............................................................30
            Section 7.03      Individual Rights of Trustee.................................................31
            Section 7.04      Trustee's Disclaimer.........................................................31
            Section 7.05      Notice of Defaults...........................................................31
            Section 7.06      Reports and Notices by Trustee to Holders....................................31
            Section 7.07      Compensation and Indemnity...................................................31
            Section 7.08      Replacement of Trustee.......................................................32
            Section 7.09      Successor Trustee by Merger, etc.............................................33
            Section 7.10      Eligibility; Disqualification................................................33
            Section 7.11      Preferential Collection of Claims Against Company............................34
            Section 7.12      Investment of Funds by the Trustee...........................................34

ARTICLE 8.  DISCHARGE OF INDENTURE.........................................................................34
            Section 8.01      Termination of Company's Obligations.........................................34
            Section 8.02      Application of Trust Money...................................................35
            Section 8.03      Repayment to Company.........................................................35
            Section 8.04      Reinstatement................................................................36

ARTICLE 9.  AMENDMENTS, SUPPLEMENTS AND WAIVERS............................................................37
            Section 9.01      Without Consent of Holders...................................................37
            Section 9.02      With Consent of Holders......................................................37

            Section 9.03      Compliance with Trust Indenture Act..........................................38
            Section 9.04      Revocation and Effect of Consents............................................38
            Section 9.05      Notation on or Exchange of Notes.............................................39
            Section 9.06      Trustee to Sign Amendments, etc..............................................39
            Section 9.07      Effect of Supplement and/or Amendment to Indenture...........................39

ARTICLE 10. SUBORDINATION..................................................................................40
            Section 10.01     Notes Subordinated to Senior Indebtedness....................................40
            Section 10.02     No Payment on Notes in Certain Circumstances.................................40
            Section 10.03     Notes Subordinated to Prior Payment of All Senior Indebtedness
                              on Dissolution, Liquidation or Reorganization................................41
            Section 10.04     Obligations of the Company Unconditional.....................................41
            Section 10.05     Trustee Entitled to Assume Payments Not Prohibited in
                              Absence of Notice............................................................42
            Section 10.06     Application by Trustee of Amounts Deposited With It..........................42
            Section 10.07     Subordination Rights Not Impaired by Acts or Omissions of the
                              Company or Holders of Senior Indebtedness....................................42
            Section 10.08     Trustee to Effectuate Subordination of Securities............................43
            Section 10.09     Right of Trustee to Hold Senior Indebtedness.................................43
            Section 10.10     Article 10 Not to Prevent Events of Default..................................43
            Section 10.11     No Fiduciary Duty of Trustee to Holders of Senior Indebtedness...............43
            Section 10.12     Article Applicable to Paying Agent...........................................43

ARTICLE 11. MISCELLANEOUS..................................................................................44
            Section 11.01     Trust Indenture Act Controls.................................................44
            Section 11.02     Notices......................................................................44
            Section 11.03     Communications By Holders With Other Holders.................................45
            Section 11.04     Certificate as to Conditions Precedent.......................................45
            Section 11.05     Statements Required In Certificate or Opinion................................45
            Section 11.06     Rules By Trustee, Paying Agent, Registrar....................................46
            Section 11.07     Payment Dates................................................................46
            Section 11.08     Governing Law................................................................47
            Section 11.09     No Adverse Interpretation of Other Agreements................................47
            Section 11.10     No Recourse Against Others...................................................47
            Section 11.11     Provisions of Indenture for the Sole Benefit of Parties,
                              Noteholders and Certain holders of Senior Indebtedness.......................47
            Section 11.12     Successors...................................................................47
            Section 11.13     Duplicate Originals and Counterparts.........................................47
            Section 11.14     Severability.................................................................47
            Section 11.15     Effect of Headings...........................................................48

SIGNATURES.................................................................................................48

Exhibit A - Form of Senior Subordinated Zero Coupon Note

         INDENTURE dated as of August 20, 1999, between KRUG INTERNATIONAL CORP., an Ohio corporation (the "Company"), and U.S. BANK TRUST, NATIONAL ASSOCIATION, a banking association organized and existing under the laws of the United States as Trustee (the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the issuance of its Senior Subordinated Zero Coupon Notes due July 1, 2007 (the "Notes") and, to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01 Definitions.

         The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires), for all purposes of this Indenture, shall have respective meanings specified in this Section 1.01.

         "Affiliate" means, with respect to any specified Person, any other Person which directly or indirectly controls or is controlled by, or is directly or indirectly under common control with, such Person, as the case may be. For the purposes of this definition, "control" (including "controlled by" and "under common control with") means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, as the case may be, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means any Registrar, Paying Agent or co-Registrar or co-Paying Agent.

         "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware.

         "Bankruptcy Law" has the meaning provided in Section 6.01.

         "Board of Directors" means the Board of Directors of the Company or any committee of such board duly authorized to act in respect of any particular matter hereunder.

         "Business Day" means any day other than a Saturday, Sunday or legal holiday, on which banks located in the city in which the principal corporate trust office of the Trustee is located are not authorized or obligated by law to remain closed.

         "Capitalized Lease Obligation" means, as applied to any Person at the time any determination thereof is to be made for any period, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

         "Company" means the party named as such in the first paragraph of this Indenture or any obligor on the Notes until a successor replaces it pursuant to
Article 7 of this Indenture and thereafter means the successor.

         "Corporate Trust Office" when used with respect to the Trustee means the office of the Trustee at which at any particular time its corporate trust business is administered and which, at the date hereof, is located at 3384 Peachtree Road, Suite 900, Atlanta, Georgia 30326.

         "Custodian" has the meaning provided in Section 6.01.

         "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

         "Event of Default" has the meaning provided in Section 6.01.

         "Holder," "Holder of Notes" or "Noteholder" means the person in whose name a Note is registered on the Register.

         "Indebtedness" means, with respect to any Person at any date, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) all obligations and other liabilities (contingent or otherwise) of such Person evidenced by bonds, notes or other similar instruments, (c) all obligations and other liabilities (contingent or otherwise) of such Person in respect of letters of credit or other similar instruments (and reimbursement obligations with respect thereto), (d) all obligations and other liabilities (contingent or otherwise) of such Person to pay the deferred and unpaid purchase price of property or services (other than any such obligations that represent trade payables or accrued expenses incurred in the ordinary course of business),
(e) all Capitalized Lease Obligations of such Person, (f) all Indebtedness of others secured by a lien on any asset or assets of such Person, whether or not such Indebtedness is assumed by such Person (and, if not assumed, such Indebtedness shall be limited to the fair market value of such asset or assets as determined on the date such Indebtedness was incurred), and (g) all Indebtedness of others guaranteed by such Person to the extent of such guarantee. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of such Person for any such contingent obligations at such date. A change in generally accepted accounting principles that results in an obligation of the Company existing at the time of such change becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

         "Indenture" means this Indenture as originally executed, as may be amended or supplemented from time to time in accordance with the applicable provisions hereof.

         "Issue Price" means with respect to a Note, the amount set forth as Issue Price on the face of such Note.

         "Junior Security" of a Person means any Indebtedness of such Person that is subordinated in right of payment to the Notes and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to July 1, 2007.

         "Lien" means, with respect to any Property, any conveyance in trust, assignment, mortgage, lien, pledge, charge, security interest or encumbrance of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) in respect of such Property.

         "Net Income" ("Net Loss") of any Person for any period means the net income (net loss) of such Person for such period after deducting any dividends paid on such Person's preferred stock, determined in accordance with generally accepted accounting principles.

         "Net Cash Proceeds" means with respect to the sale, exchange, lease, sublease or other disposition of any Property (voluntary or involuntary, and including without limitation any taking by condemnation or eminent domain or loss due to fire or other casualty), the cash proceeds (including without limitation proceeds of insurance and condemnation awards or similar recoveries) received by the Company from or in connection with such transaction (including any cash received by way of deferred payment or liquidation of any securities or other assets, received in consideration for such sale, exchange, lease, sublease or other disposition, as and when received); less (i) reasonable costs necessary to effectuate such transaction including brokerage fees or commissions and reasonable fees and expenses of attorneys and other professionals, (ii) state, federal or local transfer taxes and other taxes, including without limitation, recording taxes, documentation stamp taxes, but excluding capital gains or other federal, state or local taxes based on income, and (iii) prorated closing costs, including without limitation fees and assessments; provided that, in the case of any Sublease, the Net Cash Proceeds shall be determined as of the end of each calendar quarter and shall be equal to the net amount of all rents and other payments received by the Company during such calendar quarter with respect to such Sublease over and above the rents and other payments due and payable by the Company for such calendar quarter pursuant to the underlying Sublease.

         "Notes" means the Senior Subordinated Zero Coupon Notes due July 1, 2007 of the Company, as amended or supplemented from time to time, that are authenticated and delivered under this Indenture.

         "Officer" means the Chief Executive Officer, the President, any Vice President of any grade, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or the Controller of the Company.

         "Officer's Certificate" means a certificate signed by an Officer of the Company satisfying the requirements of Sections 11.04 and 11.05.

         "Opinion of Counsel" means a written opinion from the General Counsel of the Company, legal counsel to the Company (which may be Smith, Gambrell & Russell, LLP or Mulligan & Mulligan) or another legal counsel who is reasonably acceptable to the Trustee, which Opinion of Counsel shall comply with Sections
11.04 and 11.05. The counsel may be an employee of the Company. The acceptance by the Trustee (without written objection to the Company during the fifteen (15) Business Days following receipt) of, or its action on, an opinion of counsel not specifically referred to above shall be sufficient evidence that such counsel is acceptable to the Trustee.

         "Original Issuance Date" means the date specified as such in the Form of Note attached hereto as Exhibit A, which date will be the Effective Date.

         "Outstanding" or "outstanding" when used with respect to Notes or a Note, means all Notes theretofore authenticated and delivered under this Indenture, except:

                  (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Notes or portions thereof, for which payment in the necessary amount has been deposited with the Trustee or any Paying Agent in trust except to the extent provided in Section 8.01; and

                  (c) Notes which have been paid, or for which other Notes shall have been authenticated and delivered in lieu thereof or in substitution therefor pursuant to the terms of Section 2.07, unless proof satisfactory to the Trustee is presented that any such Notes are held by holders in due course.

A Note does not cease to be Outstanding because the Company or one of its Affiliates holds the Note; provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Section 2.08 shall be applicable.

         "Original Issue Discount" with respect to a Note means the difference between the Issue Price and Principal Amount at Maturity of such Note, which shall accrue as described in such Note.

         "Paying Agent" has the meaning provided in Section 2.04.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "Preferred Stock" means the capital stock of the Company having a preference in liquidation or dividends over the Company's common stock.

         "Principal Amount at Maturity" with respect to a Note shall be the amount set forth as Principal Amount at Maturity on the face of such Note.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Record Date" means the fifteenth (15th) day preceding payment date of Principal Amount at Maturity or Redemption Date, whether or not a Business Day.

         "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture and the Notes.

         "Register" has the meaning provided in Section 2.04.

         "Registrar" has the meaning provided in Section 2.04.

         "Request" means a written request for the action therein specified signed on behalf of the Company by any Officer of the Company referred to in the definition of the term "Officer's Certificate" and delivered to the Trustee. Each Request shall be in form and substance reasonably satisfactory to the Trustee and be accompanied by an Officer's Certificate if and to the extent required by Section 11.04.

         "Restricted Payment" has the meaning provided in Section 4.14.

         "SEC" means the Securities and Exchange Commission and any government agency succeeding to its functions.

         "Senior Indebtedness" of the Company means (i) all Indebtedness of the Company, whether currently outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such Indebtedness, it is provided that such Indebtedness is not superior in right of payment to the Notes or to other Indebtedness which is pari passu with or subordinated to the Notes, and (ii) any modifications, refunding, deferrals, renewals or extensions of any such Indebtedness or securities, notes or other evidences of Indebtedness issued in exchange for such Indebtedness.

         "Significant Subsidiary" means any Subsidiary (as defined herein) which is also a "Significant Subsidiary" within the meaning of Article 1 of Regulation S-X of the Securities Exchange Act of 1934, as amended.

         "Subordinated Indebtedness" means any Indebtedness of the Company which by its terms is subordinated in right of payment to the Notes.

         "Subsidiary" means a corporation a majority of capital stock of which having voting power to elect, under ordinary circumstances, a majority of directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries of the Company or by one or more Subsidiaries of the Company.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended, as in effect on the date as of which this Indenture was executed.

         "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means the successor.

         "Trust Officer" means any officer in the corporate trust department of the Trustee, or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "U.S." or "United States" means the United States of America.

         "U.S. Government Obligations" means securities which are (a) direct obligations of the United States government for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States government, which, in either case, is not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

         Section 1.02 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.
                  "indenture securities" means the Notes.
                  "indenture security holder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.
                  "indenture trustee" or "institutional trustee" means the Trustee.
                  "obligor" on the indenture securities means the Company or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

         Section 1.03 Rules of Construction.

         Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

                  (c) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

                  (d) references to documents, contracts or agreements, shall include any and all supplements and amendments thereto;

                  (e) references to a specific Person shall include the successors and assigns of such Person;

                  (f) references to "applicable laws" shall include statutes, ordinances, rules, regulations, court and administrative decisions and conditions, restrictions and limitations in licenses, permits, approvals and authorizations issued or granted by federal, state or local United States or foreign governmental bodies and agencies;

                  (g) unless otherwise specified in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including," and the words "to" and "until" each mean "to but excluding";

                  (h) words in the singular include the plural, and words in the plural include the singular;

                  (i) provisions apply to successive events and transactions;

                  (j) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection; and

                  (k) All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                                   ARTICLE 2.
                                    THE NOTES

         Section 2.01 Form and Dating.

         The Notes and the Trustee's certificates of authentication shall be substantially in the form of Exhibit A hereto. Any of the Notes may be issued with the appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such notations, legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Notes are admitted to trading, or to conform to general usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication. No Note shall bear interest. The Principal Amount at Maturity shall be paid as provided in the Note.

         The definitive Notes shall be printed, lithographed, or otherwise produced in any manner as determined by the Company, as evidenced by the execution of such Notes by Officers of the Company.

         The terms and provisions contained in the Notes, annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Section 2.02 Execution, Amount, Authentication and Delivery.

         Two (2) Officers shall sign the Notes for the Company by manual or facsimile signature and such signature may be imprinted or otherwise reproduced on the Notes. The Company's seal shall be affixed to or reproduced on the Notes. Typographical or other errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Trustee. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless. A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. The signature of the Trustee shall be conclusive evidence and the only evidence, that the Note has been authenticated and delivered under this Indenture and is entitled to the benefits of this Indenture.

         The Trustee shall authenticate Notes for issue in the aggregate Principal Amount at Maturity of up to $15,000,000 (other than Notes issued pursuant to Section 2.07 hereof) upon a written order from the Company signed by an Officer of the Company. The order shall specify the amount of Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, provide instructions with respect to the delivery thereof and shall be accompanied by (a) an Officer's Certificate which certifies that such Notes are being issued pursuant to and in accordance with this Indenture and that all conditions precedent to the issuance have been complied with, and (b) an Opinion of Counsel to the effect that such Notes have been duly authorized, executed and delivered by the Company pursuant to and in accordance with this Indenture and, upon authentication by the Trustee, such Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject to customary exceptions for bankruptcy and equitable remedies.

         The aggregate Principal Amount at Maturity of Notes issued pursuant to this Section 2.02 (other than Notes issued pursuant to Section 2.07 hereof) shall not exceed $15,000,000.

         The Notes shall be issuable only in registered form without coupons in denominations of $1,000 or any integer multiple thereof and in denoniminations of less than $1,000, provided that after the Notes are initially issued hereunder (as determined by the Company), Notes will not be issued in denominations of less than $1,000 except as provided in Section 2.07.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any guarantor or any Affiliate of the Company.

         Section 2.03 Accrual of Original Issue Discount; Interest.

         Original Issue Discount shall accrue with respect to the Notes at the rate set forth in paragraph 1 of the Notes commencing on the Issue Date of the Notes. There shall be no periodic payments of interest on the Notes. In case of an Event of Default, the principal amount of the Notes that may be declared due and payable shall be the amount at which the Company could then redeem the Notes under Section 3.01 hereof (assuming there had been no Event of Default).

         Section 2.04 Registrar and Paying Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange ("Register"). Such Register shall be in written form in the English language or any other form capable of being converted into such form within a reasonable time. At all reasonable times such Register shall be open for inspection by Trustee. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Company may enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         The Company initially appoints U.S. Bank Trust, National Association as Registrar and Paying Agent.

         Section 2.05 Paying Agent to Hold Money In Trust.

         Each Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money or Notes held by the Paying Agent for the payment of principal of or interest on the Notes (whether such money has been paid to it or Notes have been delivered to it by the Company or any other obligor on the Notes), and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default under Section 6.01(a), upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so the Paying Agent shall have no further liability for the money.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the Notes, hold in irrevocable trust for the benefit of the Persons entitled thereto a sum, sufficient to pay the principal and accrued Original Issue Discount so becoming due until such sums shall be paid or issued to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of such action or any failure so to act.

         The Company will, one (1) Business Day prior to each due date for the payment of the principal and accrued Original Issue Discount on any Notes, deposit with a Paying Agent a sum in same day funds, sufficient to pay the principal and accrued Original Issue Discount so becoming due, such sum to be held in irrevocable trust for the benefit of the Persons entitled to such principal and accrued Original Issue Discount and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 2.05, that such Paying Agent will:

                  (a) hold all sums received by it as such agent for the payment of the principal and accrued Original Issue Discount on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (b) promptly give the Trustee notice of any failure by the Company to make any payment of the principal of, or accrued interest on, the Notes when the same shall be due and payable; and

                  (c) at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money held by it as Paying Agent.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal and accrued Original Issue Discount on any Note and remaining unclaimed for two (2) years after such principal and accrued Original Issue Discount has become due and payable shall be paid to the Company on its request, or (if then held by the Company) shall be discharged from such trust, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with regard to such money, and all liability of the Company as trustee thereof, shall thereupon cease.

         Section 2.06 Noteholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the date of payment of Principal Amount at Maturity and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

         Section 2.07 Transfer and Exchange.

         When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer, the Registrar shall register the transfer as requested if its requirements for such transfer are met. When Notes of denominations less than $1,000 (that nevertheless sum to or are in excess of $1,000) are presented to the Registrar or co-Registrar with a request to combine such Notes into denominations of $1,000, the Registrar or co-Registrar shall effect such combination (by issuing one or more Notes in denominations that are integer multiples of $1,000 and one Note for any remainder less than $1,000) and register the same if its requirements for such combinations are met. To permit registrations of transfers or combinations, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's written request. All Notes presented for registration of transfer or combination, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments in form satisfactory to the Company and the Trustee, duly executed by the Holder or his or her attorney duly authorized in writing. The Company shall not charge a fee for registration of transfer or combination but the Company may require the payment of any applicable transfer taxes.

         The Registrar shall not be required to register the transfer or exchange of (a) any Note for a period beginning at the opening of business fifteen (15) Business Days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing or (b) any Note selected, called or being called for redemption, except, in the case of any Note to be redeemed in part, the portion thereof not to be redeemed.

         All Notes issued upon any transfer of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer.

         Notwithstanding anything to the contrary contained herein, the Trustee or Registrar shall have no duty whatsoever to monitor federal or state securities laws other than to collect the Notes required herein, subject to the TIA.

         Section 2.08 Mutilated, Defaced, Destroyed, Lost and Stolen Notes.

         In case any temporary or definitive Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any authorized officer of the Company, the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and substitution for the Note so apparently destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof.

         Upon the issuance of any substitute Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including, without limitation, the fees and expenses of the Trustee) connected therewith. In case any Note which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof.

         Every substitute Note issued pursuant to the provisions of this Section by virtue of the fact that any Note is apparently destroyed, lost or stolen shall constitute an original additional contractual obligation of the Company, whether or not the apparently destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall also be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Notes duly authenticated and delivered hereunder. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated or defaced or apparently destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         Section 2.09 Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have given or concurred in any amendment, request, demand, authorization, direction, notice, consent or waiver under this Indenture, Notes held by the Trustee under Section 2.02 and Notes owned by the Company, an Affiliate of the Company, any other obligor or any Affiliate of such obligor shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such amendment, request, demand, authorization, direction, notice, consent or waiver, only Notes held by the Trustee under Section 2.02 or Notes which the Trustee knows are so owned shall be so disregarded and deemed not to be Outstanding for the purpose of any such determination. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or any other obligor on the Notes. In case of a dispute as to such right, the Trustee acting in good faith shall be entitled to rely upon the advice of counsel, including counsel for the Company. Upon request of the Trustee, the Company shall promptly furnish to the Trustee an Officer's Certificate listing and identifying all Notes, if any, held by the Trustee under
Section 2.02 and Notes known by the Company to be owned or held by or for the account of any of the above described Persons; and subject to Sections 7.01 and
7.02 herein, the Trustee shall be entitled to accept such Officer's Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

         Section 2.10 Temporary Notes.

         Until definitive Notes are ready for delivery, the Company may prepare, and, upon written order of the Company, the Trustee shall authenticate, temporary Notes in any authorized denominations. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

         Section 2.11 Cancellation.

         The Company may at any time deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, redemption or payment. The Trustee and no one else shall cancel all Notes surrendered for transfer, redemption, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation. All canceled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures or as directed in writing by the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

                                   ARTICLE 3.
                                   REDEMPTION

         Section 3.01 Optional Redemption.

         The Notes Outstanding shall be subject to redemption at the option of the Company as a whole or from time to time in part as provided herein. The Company may redeem any Notes Outstanding from the date of issuance up to and including September 30, 2000 by paying $450 per $1,000 face amount of the Notes. The Company may redeem any Notes Outstanding from October 1, 2000 up to and including September 30, 2001 by paying $500 per $1,000 face amount of the Notes. The Company may redeem any Notes Outstanding from October 1, 2001 up to and including September 30, 2002 by paying $550 per $1,000 face amount of the Notes. The Company may redeem any Notes Outstanding from October 1, 2002 up to and including September 30, 2003 by paying $600 per $1,000 face amount of the Notes. The Company may redeem any Notes Outstanding from October 1, 2003 up to and including September 30, 2004 by paying $700 per $1,000 face amount of the Notes. The Company may redeem any Notes Outstanding from October 1, 2004 up to and including September 30, 2005 by paying $800 per $1,000 face amount of the Notes. The Company may redeem any Notes Outstanding from October 1, 2005 up to and including September 30, 2007 by paying $1,000 per $1,000 face amount of the Notes. The Securities Outstanding are redeemable at the amounts set forth in this Section 3.01 regardless of the amount of accrued Original Issue Discount.

         Section 3.02 Redemption Notice to Trustee.

         The election of the Company to redeem Notes shall be evidenced by a resolution of the Company's Board of Directors. If the Company elects to redeem Notes as provided in Section 3.01, not less than forty-five (45) days prior to the Redemption Date, it shall deliver to the Trustee a copy of the Board of Directors resolution and an Officers' Certificate setting forth the Redemption Date, the principal amount of Notes to be redeemed and all other information needed for the notice to be given by the Trustee pursuant to Section 3.01 and
Section 3.04. Such Officers' Certificate shall be signed by an Officer and shall identify by registration and certificate number all Notes owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an Affiliate of the Company.

         The Company shall give the notice provided for in this Section at least fifteen (15) days (unless a shorter notice shall be satisfactory to the Trustee) prior to the date the Trustee must give notice pursuant to Section 3.04.

         Section 3.03 Selection of Notes to be Redeemed.

         If less than all the Notes are to be redeemed, the Trustee shall select first the Notes in denominations of less than $1,000 to be redeemed, second the Notes in increments of $1,000 chosen on as near an approximation of pro rata as is practicable based on the amount of Notes held (in denominations that are integral multiples of $1,000) by each beneficial owner, and third the Notes chosen by lot or such other method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from the Notes Outstanding not previously called for redemption. The Trustee shall promptly notify the Company in writing of Notes selected for redemption and in the case of partial redemption the amount thereof to be redeemed.

         Section 3.04 Notice of Redemption.

         At least thirty (30) days but no more than sixty (60) days before a Redemption Date, unless a shorter period shall be specified in the Notes or this Indenture, the Trustee shall mail a notice of redemption by first class mail postage prepaid to each Holder of Notes Outstanding at their last addresses as they shall appear on the Register.

         The notice shall state:

                  (a) the amount of each Note held by each such Holder to be redeemed;

                  (b) the Redemption Date;

                  (c) the Redemption Price;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (f) the CUSIP number of Notes to be redeemed; and

                  (g) if the Company reserves the right to rescind its election to redeem the Notes as permitted below, that it is doing so and the means by which Holders will be notified whether or not the Company has exercised the right so reserved; and

                  (h) that, unless the Company rescinds its notice of redemption or defaults in making the redemption payment, Original Issue Discount on the Notes to be redeemed ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes.

         Except as provided below, once notice of redemption is mailed, all Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price as provided in Section 3.01. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price.

         At least one (1) Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent immediately available funds sufficient to pay the Redemption Price of all Notes to be redeemed on that date, other than Notes or portions thereof which have been delivered by the Company to the Trustee for cancellation.

         Notwithstanding the foregoing, the Company may reserve the right at any time prior to the Redemption Date to rescind its election to redeem the Notes so called for redemption by mailing a notice of cancellation of redemption by first class mail postage prepaid to the Trustee and each Holder of Notes Outstanding not later than five (5) Business Days prior to the proposed Redemption Date, and any funds deposited with the Paying Agent to effect such redemption shall be promptly repaid by the Paying Agent to the Company, provided, however, nothing contained in this Section 3.04 shall prevent the application by the Trustee of any money deposited with it hereunder to the payment of securities called for redemption, or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it had not received the notice of the Company to rescind its redemption.

         Any notice when mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder of the Note receives such notice. In any case, failure to give such notice or any defect in such notice shall not affect the validity of any proceedings for redemption, or cancellation of redemption, of any Note.

         Section 3.05 Payment of Notes Called for Redemption.

         If notice of redemption has been given (and not rescinded) as above provided, the Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable Redemption Price and on and after said date (unless the Company shall Default in the payment of such Notes at the Redemption Price) Original Issue Discount on the Notes so called for redemption shall cease to accrue and such Notes shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment specified in said notice, said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of 12 percent (12%) per annum.

                                   ARTICLE 4.
                                    COVENANTS

         Section 4.01 Payment of Notes.

         The Company covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the amounts owed on the Notes on the dates and in the manner provided in this Indenture and in the Notes. Principal Amount at Maturity or Redemption Price shall be considered paid on the date due if such date the Paying Agent or Trustee holds in accordance with this Indenture sufficient funds to pay principal and accrued interest then due and such payments are not prohibited on that date pursuant to this Indenture.

         Section 4.02 Maintenance of Office or Agency.

         The Company shall maintain in the City of Atlanta, State of Georgia, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. At the written request of the Company, said office or agency may be the office of an agent appointed by the Trustee for such purpose. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at name and address of Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of Atlanta, State of Georgia, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates 900 Circle 75 Parkway, Suite 1300, Atlanta, Georgia 30339, as one such office or agency of the Company.

         Section 4.03 Liquidation of the Company.

         Upon the liquidation or dissolution of the Company, after the payment of all Senior Debt but prior to making any distribution of assets or properties to the holders of capital stock of the Company or to the holders of any Subordinated Indebtedness of the Company, the Company shall redeem all of the Notes then Outstanding at a price equal to the amount at which the Company could then redeem the Notes under Section 3.01 hereof.

         Section 4.04 Limitation on Repayment of Subordinated Indebtedness.

         The Company shall not, directly or indirectly, pay, purchase, redeem, defease (including, but not limited to, in-substance or legal defeasance) or otherwise acquire or retire for value prior to the stated maturity of, or prior to any scheduled mandatory redemption or sinking fund payment with respect to (collectively, to "repay" or a "repayment"), the principal of any Indebtedness of the Company which by its terms is subordinated in right of payment to the Notes; provided, however, that any such repayment shall not be prohibited if such repayment is financed with the proceeds of the sale of common stock, Preferred Stock, Subordinated Indebtedness permitted hereunder or any other security which by its terms or by operation of law is junior or subordinate in right of payment or upon liquidation to the Notes.

         Section 4.05 Insurance.

         The Company shall maintain with financially sound and reputable insurers, appropriate insurance (including prudent levels of self-insurance, as determined by the Board of Directors of the Company) on the Company's Properties and businesses against liabilities, casualties, risks and contingencies of the type, as determined from time to time in good faith by the Board of Directors, provided, however, that any such insurers shall be qualified to do business in the jurisdiction where the insured property is located.

         Section 4.06 Waiver of Stay, Extension or Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, or premium, if any, and interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power granted to the Trustee herein, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 4.07 Waiver of Certain Covenants.

         Subject to Section 4.01, compliance by the Company with any of the covenants contained herein may be waived before the time for such compliance by the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding, but in no event shall such waiver extend to or affect such covenant or condition except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

         Section 4.08 Corporate Existence.

         Except as otherwise provided in Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Subsidiary engaged in substantial business activity each in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (charter and statutory), licenses, permits, approvals and governmental franchises of the Company and each such Subsidiary necessary to the conduct of its respective business; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or to preserve the corporate existence of any such Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer in the interest of the Company and that termination of such corporate existence is not disadvantageous to the Holders in any material respect.

         Section 4.09 Payment of Taxes and other Claims.

         The Company shall, and shall cause each Subsidiary to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company and each Subsidiary or upon the income, profits or property of the Company and each Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or a Subsidiary; provided, however, that the Company or a Subsidiary, as the case may be, shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) the amount, applicability or validity of which is being contested in good faith, or (ii) if the Board of Directors shall determine that such non-payment and non-discharge is in the interest of the Company and not prejudicial in any material respect to the Holders.

         Nothing contained herein or in the Notes shall be deemed to impose on the Trustee or on the Company any obligation to pay on behalf of the Holder of any Notes any tax, assessment or governmental charge required by any present or future law of the U.S. or of any state, county, municipality or other taxing authority thereof to be paid on behalf of, or withheld from the amount payable to, the Holder of any Notes; rather any tax, assessment or governmental charge shall be withheld from the amounts provided for herein.

         Section 4.10 Notices.

         The Company shall notify the Trustee in writing if an Event of Default on the Notes shall occur and be continuing giving any Person the right to cause the Notes to become due prior to their stated maturity or exercise other remedies thirty (30) Business Days after an Officer learns of the occurrence thereof, and, if applicable, the steps being taken by the Person(s) affected which notice shall describe such event.

         Section 4.11 Reports and Compliance Certificates.

         The Company shall furnish to the Trustee:

                  (a) Within one hundred twenty (120) days after each fiscal year of the Company, (i) a copy of an annual audited report of the Company prepared in conformity with generally accepted accounting principles applied on a consistent basis duly certified by a firm of independent certified public accountants of recognized national or regional standing and who are members of the AICPA SEC Practice Section selected by the Company and reasonably acceptable to the Trustee (the "Independent Accountant") and (ii) a copy of an annual unaudited report of the Company prepared in the same manner as the audited report referred to in (i) of this subsection (a), signed by a proper accounting officer of the Company.

                  (b) Within forty-five (45) days after each quarter of each fiscal year of the Company, except the final quarter of such fiscal year, a copy of an unaudited financial statement of the Company prepared in the same manner, as customarily applied to interim financial statements, signed by a proper accounting officer of the Company and consisting of at least a balance sheet as at the close of such quarter and statements of operations and cash flow for such quarter and for the period from the beginning of such fiscal year to the close of such quarter.

                  (c) Contemporaneously with the furnishing of a copy of each annual report and of each quarterly statement referred to in (a) and
         (b) above, an Officer's Certificate signed by the principal executive officer, principal accounting officer or principal financial officer of the Company dated the date of such annual report or such quarterly statement to the effect that no Event of Default has occurred and is continuing, or, if there is any such Event of Default, describing it and the steps, if any, being taken to cure it. Upon receipt of any such certificates, the Trustee may, but shall not be obligated to, request any additional information from the Company which it in good faith believes is necessary to enable it to determine the accuracy of the information contained in such certificates.

                  (d) Copies of each filing and report made by the Company with or to any securities exchange or the SEC, and of each communication from the Company to shareholders generally, within five (5) days after the Company is required to file the same. The foregoing shall include copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company shall also comply with the other provisions of TIA ss. 314(a).

                  (e) Upon request, the Company shall furnish to the Trustee an Officer's Certificate setting forth (i) the amount of the original issue discount on the Notes expressed as in U.S. dollars for each $1,000 of Principal Amount at Maturity of such Notes and (ii) a table of the amounts that would be due and payable upon a declaration of acceleration of the maturity of the Notes for each day from the date of original issuance of the Notes to the stated maturity of the Notes.

         So long as any of the Notes remain Outstanding, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished by it to stockholders to be mailed to the Holders of such Outstanding Notes at their addresses appearing in the Register.

         Section 4.12 Books, Records, Access; Confidentiality.

                  (a) The Company shall, and shall cause each of its Subsidiaries to (i) maintain books and records of account in which full and correct entries sufficient to allow the preparation of financial statements in conformity with generally accepted accounting principles, shall be made of all dealings and transactions in relation to its respective business and activities and (ii) permit authorized representatives of the Trustee to visit and inspect the Properties of the Company or its Subsidiaries, and any or all books, records and documents in the possession of the Company, upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

                  (b) The Trustee and its respective authorized representatives referred to in clause (a) above agree not to use any information obtained pursuant to this Section 4.12 for any purpose other than as required in order to discharge its respective duties hereunder except as otherwise required for such purpose to keep confidential and not to disclose any such information to any person except that (i) the recipient of the information may disclose any information which becomes publicly available other than as a result of disclosure by such recipient, (ii) the recipient of the information may disclose any information which its counsel reasonably concludes is necessary to be disclosed by law, pursuant to any court or administrative order or ruling or in any pending legal or administrative proceeding or investigation after notice to the Company adequate, subject to applicable laws, to allow the Company to obtain a protective order or other appropriate remedy, provided that the recipient of the information will (if not otherwise required in order to discharge its duties as aforesaid) cooperate with the Company's efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded any such information required to be so disclosed, (iii) the recipient of the information may disclose any information necessary to be disclosed pursuant to any provision of the TIA, (iv) the recipient of the information may disclose any information as may be necessary for the purpose of enforcing the rights of the Trustee hereunder, and (v) nothing contained herein shall limit or impair the right or obligation of the recipient of the information to disclose such information to the extent required by law or by appropriate regulatory authorities having or acquiring jurisdiction over the affairs of such recipient.

         Section 4.13 Compliance with Laws, etc.

         The Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of applicable laws, noncompliance with which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole.

         Section 4.14 Restricted Payment.

         The Company will not make any Restricted Payments (defined to be dividends and distributions on Common Stock other than dividends to the extent payable in such Common Stock or warrants or options to purchase Common Stock) unless, after giving effect to the Restricted

Payment, the aggregate of all Restricted Payments after December 31, 1998 will not exceed the sum of (a) the net income of the Company after March 31, 1999 plus (b) $1,000,000 plus (c) the net proceeds from the issuance or sale after March 31, 1999 of any shares of its Common Stock, including shares of Common Stock issued on conversion of indebtedness, the exercise of warrants or options or on conversion of any class of the capital stock of the Company.

         Section 4.15 Restricted Payment.

         The Company may incur additional Indebtedness, including Senior Indebtedness, except the Company shall not sell any Indebtedness that is both
(i) junior in priority and right of payment to Senior Indebtedness and (ii) senior in priority and right of payment to the Note. Among other kinds of Indebtedness, the Company may issue from time to time additional Indebtedness that is junior in priority and right of payment to Senior Indebtedness and pari passu to the Notes.

                                   ARTICLE 5.
                              SUCCESSOR CORPORATION

         Section 5.01 Covenant Not to Consolidate, Merge, Convey or Transfer Except Under Certain Conditions.

         The Company shall not consolidate with, or merge with or into, or convey or transfer all or substantially all of its properties and assets (which shall be in excess of 80% of the Company's properties and assets, as determined at the time of such transfer without regard to any prior transfer or series of transfers made on unrelated transactions) to any other Person in one transaction or a series of related transactions unless:

                  (a) The Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the Properties of the Company as, or substantially as, an entirety are transferred (the "surviving Person"):
         (i) shall be a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia; and (ii) shall expressly assume, by an indenture and other agreements supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Notes and the observance and performance of every covenant, condition and obligation of this Indenture and, the Notes on the part of the Company to be observed or performed;

                  (b) Immediately before and immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or the surviving Person as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default shall have occurred and be continuing hereunder;

                  (c) The consolidated net worth (meaning consolidated stockholders' equity in a Person and its Subsidiaries as determined in accordance with generally accepted accounting principles) of the Company or surviving Person immediately after giving effect to, but excluding goodwill resulting from, such transaction is not less than 50% of the consolidated net worth of the Company immediately before such transaction; and

                  (d) The Company has delivered to the Trustee an Officer's Certificate stating that such merger, consolidation, conveyance or transfer of assets and such supplemental indenture comply with this Article and that there has been compliance in all material respects with the conditions precedent herein provided for or relating to such transaction.

         Section 5.02 Successor Person Substituted.

         Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 5.01, the surviving entity formed by such consolidation or into which the Company is merged or the surviving entity to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, and be bound by and obligated to pay the obligations of, the Company under this Indenture and the Notes with the same effect as if such successor had been named as the Company herein and therein; and in the event of any such conveyance (other than a conveyance by way of lease) or transfer, the Company shall be discharged from all obligations and covenants under the Indenture and the Notes and may be dissolved and liquidated.

         Such surviving entity may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such surviving entity, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such surviving entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, transfer or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

                                   ARTICLE 6.
                              DEFAULT AND REMEDIES

         Section 6.01 Events of Default.

         An "Event of Default" occurs if:

                  (a) the Company defaults in the payment of the Principal Amount at Maturity of any Notes when the same becomes due and payable at maturity or otherwise and the default continues for thirty (30) days, subject to Article 10 hereof;

                  (b) the Company shall be in default of compliance with Section
         5.01 hereof and such default shall continue unremedied for a period of thirty (30) days after receipt of notice thereof from the Trustee;

                  (c) (i) the Company fails in any material respect to comply with any of its other agreements contained in the Notes or this Indenture and such non-compliance continues unremedied for a period of forty-five (45) days after written notice has been given to the Company by the Trustee, or (ii) any representation or warranty made by the Company in this Indenture or in any certificate of the Company delivered hereunder or under any such document shall prove to have been untrue in any material respect when made, and in any such case such default continues unremedied for a period of forty five (45) days after receipt of notice thereof from the Trustee;

                  (d) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined):

                           (i) commences with respect to it a voluntary case or
                  proceeding,

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding,

                           (iii) consents to the appointment of a Custodian (as
                  hereinafter defined) of it or for all or substantially all of its property, or

                           (iv) makes a general assignment for the benefit of
                  its creditors;

                  (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any
                  Significant Subsidiary, in an involuntary case or proceeding,

                           (ii) appoints a Custodian of the Company or any
                  Significant Subsidiary, for all or substantially all of its properties, or

                           (iii) orders the liquidation of the Company or any
                  Significant Subsidiary,

         and in each case the order and decree remains unstayed and in effect for sixty (60) consecutive days.

         The term "Bankruptcy Law" means Title 11, U.S. Code, as amended, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         All notices of Default by the Trustee or by the Holders must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." When a Default is remedied or cured, it ceases.

         Section 6.02 Acceleration.

         If an Event of Default (other than an Event of Default specified in Section 6.01 (d) or (e)) occurs, and is continuing, the Trustee may, by notice to the Company, or the Holders of at least a majority in principal amount of the Notes Outstanding may, by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare the Notes Outstanding (if not then due and payable) to be due and payable in the amount at which the Company could then redeem the Notes under Section 3.01 hereof (assuming there had been no Event of Default). If an Event of Default specified in Section 6.01 (d) or
(e) occurs, the Notes Outstanding shall ipso facto become and be immediately due and payable in the amount at which the Company could then redeem the Notes under
Section 3.01 hereof (assuming there had been no Event of Default), without any declaration or other act on the part of the Trustee or any Noteholder. Upon such payment, all of the Company's obligations under the Notes and this Indenture, other than obligations under Sections 7.07 and 8.04, shall terminate. The Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee and the Company may consent to the waiver of any past default and rescind an acceleration and its consequences. No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Section 6.03 Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect payment on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         Section 6.04 Waiver of Past Defaults.

         Subject to Sections 6.07, 9.02 and 9.06, the Holders of a majority in principal amount of the Notes Outstanding by notice to the Trustee may authorize the Trustee to waive an existing Default or Event of Default and its consequences, except a Default (i) in the payment on any Note as specified in clause (a) of Section 6.01 or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note affected. When a

Default or Event of Default is waived, it is cured and ceases, and the Company, the Holders and the Trustee shall be restored to their former positions and rights hereunder respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         Section 6.05 Control by Majority.

         The Holders of a majority in principal amount of the Notes Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Trustee may refuse to follow any direction hereunder or authorization under Section 6.04 that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that the Trustee determines may subject the Trustee to personal liability, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Noteholder. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Notes, unless they shall have offered to the Trustee security and indemnity satisfactory to it. However, the Trustee shall have no liability for any actions or omissions to act which are in accordance with any such direction or authorization.

         Section 6.06 Limitation on Suits.

         Except as provided in Section 6.05 and Section 6.07, a Noteholder may not pursue any remedy with respect to this Indenture or the Notes.

         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Holder.

         Section 6.07 Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         It is hereby expressly understood, intended and agreed that any and all actions which an individual Holder of the Notes may take to enforce the provisions of this Indenture and/or collect amounts due hereunder or under the Notes, except to the extent that such action is determined to be on behalf of all Holders of the Notes, shall be in addition to and shall not in any way change, adversely affect or impair the rights and remedies of the Trustee or any other Holder of the Notes thereunder or under this Indenture and the Note Documents.

         Section 6.08 Collection Suit by Trustee.

         If an Event of Default in payment specified in clause (a) of Section
6.01 occurs and is continuing or payment of the Issue Price and accrued Original Issue Discount has been validly accelerated under Section 6.02, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of Issue Price and accrued Original Issue Discount remaining unpaid, together with interest on overdue amounts to the extent that payment of such interest is permitted by law, at the rate per annum provided for by the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Section 6.09 Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07, and unless prohibited by law or applicable regulations to vote on behalf of the Holders of Notes for the election of a trustee in bankruptcy or other person performing similar functions. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, for the election of a trustee in bankruptcy or person performing similar functions.

         Section 6.10 Application of Proceeds.

         Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys to Noteholders, upon presentation of the Notes and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

                  FIRST: To the payment of costs and expenses, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys (including amounts due and unpaid under Section 7.07), and of all costs, fees, expenses and liabilities incurred, and all advances made, by any and all of the foregoing (including amounts due and unpaid under Section 7.07), except as a result of gross negligence or willful misconduct;

                  SECOND: In case the Notes shall have become and shall be then due and payable, to the payment of the amount of Issue Price and accrued Original Issue Discount then owing and unpaid upon all the Notes, with interest upon the overdue amount (to the extent that such interest has been collected by the Trustee) at the same rate as the rate of interest specified in the Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such Issue Price and accrued Original Issue Discount, without preference or priority of Issue Price over accrued Original Issue Discount, or of accrued Original Issue Discount over Issue Price, of any Note over any other Note, ratably to the aggregate of such Issue Price and accrued Original Issue Discount;

                  THIRD: To the payment of the remainder, if any, after payment in full of the entire Issue Price and accrued Original Issue Discount of the Notes and other amounts due upon or in respect of the Notes to the Company or any other Person lawfully entitled thereto.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

         Section 6.11 Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court in its discretion may require in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Trustee, or any suit instituted by any indenture security holder, or group of indenture security holders, holding in the aggregate more than 10 percent (10%) in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of payment of the principal of or interest on the Notes, on or after the respective due dates expressed herein.

         Section 6.12 Restoration of Rights on Abandonment of Proceedings.

         In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Noteholders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Noteholders shall continue as though no such proceedings had been taken.

         Section 6.13 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

         No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to the other applicable provisions of this Indenture, every power and remedy given by this Indenture or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

                                   ARTICLE 7.
                                     TRUSTEE

         Section 7.01 Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) The Trustee need perform only those duties as are
                  specifically set forth in this Indenture and no others.

                           (ii) In the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon an Officer's Certificates, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) This paragraph (c) does not limit the effect of
                  paragraph (b) of this Section 7.01 or of Section 7.02.

                           (ii) The Trustee shall not be liable for any error of
                  judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (iii) The Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity or security satisfactory to it against any loss, liability or expense.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b),(c) and (d) of this
         Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in a separate writing with the Company.

         Section 7.02 Rights of Trustee.

                  (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel which shall conform to Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers. The Trustee shall have the right at any time to seek instruction concerning the administration of this Indenture or the trust created hereby from any court of competent jurisdiction.

                  (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

         Section 7.03 Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or Affiliates of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 of this Indenture.

         Section 7.04 Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes or in this Indenture other than its certificate of authentication.

         Section 7.05 Notice of Defaults.

         If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within ninety (90) days after the occurrence thereof except as otherwise permitted by the TIA. Except in the case of a Default in payment on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of the Noteholders.

         Section 7.06 Reports and Notices by Trustee to Holders.

         If circumstances require any report to Holders under TIA ss. 313(a), it shall be mailed to Note Holders within sixty (60) days after each August 15 (beginning with the August 15 following the date of this Indenture) as of which such circumstances exist. The Trustee also shall comply with the remaining provisions of TIA ss. 313.

         The Company shall notify the Trustee if the Notes become listed on any stock exchange or other recognized trading market.

         If and to the extent required by the TIA, the Trustee shall, upon the written request of any Holder of Notes, but subject to any applicable laws and contractual limitations, provide to such Holder copies of any reports, certificates, opinions or other materials of any kind or nature required to be delivered to the Trustee under this Indenture, or otherwise delivered by or on behalf of the Company to the Trustee.

         Section 7.07 Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time reasonable compensation, as agreed upon from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in any such capacity. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and all agents and other persons not regularly in its employ.

         The Company shall indemnify the Trustee (in its capacities as Trustee hereunder), and each predecessor Trustee and their respective officers, employees and agents for, and hold each of them harmless against, any loss, liability or expense of whatsoever kind incurred by each of them arising out of or in connection with the administration of this trust and its duties hereunder. In connection with any defense of such a claim, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or any predecessor Trustee through the gross negligence or willful misconduct of such Trustee or each such predecessor Trustee.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien (legal and equitable) prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, or otherwise distributable to Noteholders except money, Notes or property held in trust to pay particular Notes, and the Notes are hereby subordinated to such prior claim.

         The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and any termination under any bankruptcy law.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (d) or (e) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         Section 7.08 Replacement of Trustee.

         No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section shall become effective until the acceptance of appointment by the successor Trustee in accordance with this
Section 7.08.

         The Trustee (in its capacities as Trustee hereunder) may resign by so notifying the Company in writing. The Holders of a majority in principal amount of the Notes Outstanding may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee (in its capacities as Trustee hereunder) if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent;

                  (c) a receiver or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes Outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

         If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least ten percent (10%) in principal amount of the Notes Outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee which shall retain its claim pursuant to Section 7.07.

         Section 7.09 Successor Trustee by Merger, etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         Section 7.10 Eligibility; Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent, published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         Section 7.11 Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

         Section 7.12 Investment of Funds by the Trustee.

                  (a) The Trustee, upon the written request of the Company, shall invest in U.S. Government Obligations all or a portion of the cash deposited with it by the Company. The Trustee will apply the proceeds deposited with it by the Company pursuant to any applicable offer to repurchase to the purchase of Notes tendered pursuant to the Company's offer to repurchase and, after purchasing the Notes tendered, will, so long as there exists no Event of Default, promptly return to the Company any excess money or U.S. Government Obligations the Trustee holds as a result of the Company's deposit. The Trustee shall not be liable for the diminution in value of any investment made upon written request of the Company pursuant to this Section 7.12 or Section 8.04.

                  (b) Except as otherwise provided in Section 7.12(a) or Section 8.04, the Trustee shall have no obligation to invest funds deposited with it in its capacity as Trustee.

                                   ARTICLE 8.
                             DISCHARGE OF INDENTURE

         Section 8.01 Termination of Company's Obligations.

                  (a) The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the second succeeding paragraph, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder.

                  (b) The Company may terminate all its obligations under the Indenture except those obligations referred to in the immediately succeeding paragraph if the Company has irrevocably deposited or caused to be deposited with the Trustee or a Paying Agent, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such Paying Agent, as trust funds in trust solely for the benefit of the Holders for that purpose, cash or U.S. Government Obligations (or a combination of Cash and U.S. Government Obligations) maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest, to pay Principal Amount at Maturity in cash on the Notes Outstanding, provided that the Trustee or such Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said Notes. The Company may make an irrevocable deposit pursuant to this Section 8.01 only if at such time the Company shall have delivered to the Trustee and any such Paying Agent an Officer's Certificate, stating that all conditions precedent to the defeasance of the Notes under this Section 8.01 have been complied with.

         Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 7.08,
8.03, and 8.04 shall survive until the Notes are no longer Outstanding. Thereafter, the Company's obligations in Sections 7.07 and 8.03 shall survive the satisfaction and discharge of this Indenture and the other Note Documents. Further, no Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit in the preceding paragraph and the defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement to which the Company is a party or which it is bound.

         After any such irrevocable deposit covering all Notes Outstanding and payment of all obligations of the Company accrued under Section 7.07, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

         Section 8.02 Application of Trust Money.

         The Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the Notes. The obligations of the Trustee and Paying Agent under this Section 8.02 shall survive, notwithstanding any termination or discharge of the Company's obligations pursuant to Section 8.01, until all Notes are paid in full.

         Section 8.03 Repayment to Company.

         Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money held by them only in their capacities as Trustee or Paying Agent, respectively at any time. The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of Notes that remains unclaimed for two (2) years; provided, however, that the Trustee or such Paying Agent before making any payment shall at the expense of the Company cause to be published once in a newspaper of general circulation in the Atlanta, Georgia or mail to each Holder entitled to such money, notice that such money remains unclaimed and that, after a date specified therein which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Noteholders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

         Section 8.04 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations and the proceeds of the investment thereof in accordance with Section 8.01. In such event, the Trustee will invest all such money or the proceeds from U.S. Government Obligations at the Company's request in other U.S. Government Obligations and, upon written notice from the Company, so long as no Event of Default, return to the Company any money or U.S. Government Obligations deposited with the Trustee pursuant to Section 8.01. If the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 9.01 Without Consent of Holders.

         The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to comply with Article 5;

                  (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (d) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

                  (e) to make any change required by a final order of the Bankruptcy Court after notice and hearing; or

                  (f) to make any other change that does not materially adversely affect the rights of any Noteholder.

         Section 9.02 With Consent of Holders.

         Subject to Section 6.07, the Company (by resolution of its Board of Directors if required) and the Trustee may amend or supplement this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes Outstanding. Subject to Sections 6.04, 6.05 and 6.07, the Holders of a majority in principal amount of the Notes Outstanding may authorize the Trustee to, and the Trustee, subject to Section 9.06, shall waive compliance by the Company with any provision of this Indenture or the Notes without notice to any Noteholder. However, without the consent of each Noteholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (a) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the rate of accrual or change the time for payment of Original Issue Discount on any Note;

                  (c) reduce the Principal Amount at Maturity or Issue Price of, or change the fixed maturity of, any Note;

                  (d) waive a default in the payment of any Note; or

                  (e) make any other changes in Sections 6.04, 6.07 or the third sentence of this Section 9.02.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however in any way impair or affect the validity of any such amendment, supplement or waiver.

         Section 9.03 Compliance with Trust Indenture Act.

         Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

         Section 9.04 Revocation and Effect of Consents.

         Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least thirty (30) days prior to the first date of solicitation of such consent, or if later, the date of the most recent list of the Holders of the Notes furnished to the Trustee. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons (or their duly designated proxies), shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (a) through (e) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, however, except as aforesaid any such action taken by the Holder of any Note relating to any impairment of the right to receive payment on the Note when due and payable shall be conclusive and binding upon such Holder and upon all future Holders of such Note and of any Notes issues in exchange or substitution therefor, only if a notation with regard thereto is made upon such Note.

         Section 9.05 Notation on or Exchange of Notes.

         If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

         Section 9.06 Trustee to Sign Amendments, etc.

         The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this
Article 9 has been duly authorized by the Company and is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Section 9.07 Effect of Supplement and/or Amendment to Indenture.

         Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                                   ARTICLE 10.
                                  SUBORDINATION

         Section 10.01 Notes Subordinated to Senior Indebtedness.

         The Company and each Holder of a Note, by his acceptance thereof, agree that (a) the payment of the Issue Price, accrued Original Issue Discount, Principal Amount at Maturity and interest thereon with respect to each and all the Notes and (b) any other payment in respect of the Notes, including on account of the acquisition or redemption of Notes by the Company, is subordinated, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

         This Article 10 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

         Section 10.02 No Payment on Notes in Certain Circumstances.

                  (a) No payment shall be made by the Company on account of the Issue Price, accrued Original Issue Discount, Principal Amount at Maturity or interest thereon or to acquire any of such Notes for cash or property (other than for Junior Securities or equity securities of the Company), or on account of any redemption provisions of such Notes, in the event of default on any Senior Indebtedness of the Company (as defined in the instrument(s) creating such Senior Indebtedness), unless and until such default has been cured or waived or otherwise has ceased to exist.

                  (b) In furtherance of the provisions of Section 10.01, in the event that, notwithstanding the foregoing provisions of this Section 10.02, any payment or distribution of assets of the Company (other than Junior Securities and equity securities of the Company) shall be received by the Trustee or the Holders of Notes of any series at a time when such payment or distribution was prohibited by the provisions of this Section 10.02, then, unless such payment or distribution is no longer prohibited by this Section 10.02, such payment or distribution (subject to the provisions of Section 10.06 shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Trustee or such Holders or such Paying Agent, as the case may be, to the holders of Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness of the Company may have been issued, ratably, accordingly to the aggregate amounts remaining unpaid on account of such Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior

         Indebtedness in full after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness.

         Section 10.03 Notes Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization.

         Upon any distribution of assets of the Company or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors:

                  (a) the holders of all Senior Indebtedness of the Company shall first be entitled to receive payments in full before the Holders of Notes are entitled to receive any payment on account of the Issue Price, accrued Original Issue Discount, Principal Amount at Maturity, the principal of, premium (if any) or interest on or any of the foregoing with respect to such Notes (other than Junior Securities and equity securities of the Company); and

                  (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities and equity securities of the Company), to which the Holders of Notes or the Trustee on behalf of such Holders would be entitled, except for the provisions of this Article 10, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Indebtedness or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to the holders of such Senior Indebtedness.

         Section 10.04 Obligations of the Company Unconditional.

         Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to such Holders in accordance with the terms of the Notes, or is intended to or shall affect the relative rights of such Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article 10 or elsewhere in this Indenture or in the Notes, upon any distribution of assets of the Company referred to in this
Article 10, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to such Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10 so long as such court has been appraised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article 10.

         Section 10.05 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

         The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until a responsible officer of the Trustee or any Paying Agent shall have received, no later than two Business Days prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects conclusively to assume that no such fact exists.

         Section 10.06 Application by Trustee of Amounts Deposited With It.

         Amounts deposited in trust with the Trustee pursuant to and in accordance with Section 2.05 shall be for the sole benefit of Holders of the Notes, and shall not be subject to the subordination provisions of this Article
10. Otherwise, any deposit of assets with the Trustee or the Paying Agent (whether or not in trust) for the payment with respect to any Notes shall be subject to the provisions of Sections 10.01, 10.02 and 10.03; provided that if prior to two Business Days preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment with respect to any Note), the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 10.05, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such date; and provided further that nothing contained in this Article 10 shall prevent the Company from making, or the Trustee from receiving or applying, any payment in connection with the redemption of Notes if the first publication of notice of such redemption (whether by mail or otherwise in accordance with this Indenture) has been made, and the Trustee has received such payment from the Company, prior to the occurrence of any of the contingencies specified in Section 10.02 or 10.03.

         Section 10.07 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

         No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article 10 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders of the Notes.

         Section 10.08 Trustee to Effectuate Subordination of Securities.

         Each Holder of a Note by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article 10 and to protect the rights of the Holders of the Notes pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to the approved.

         Section 10.09 Right of Trustee to Hold Senior Indebtedness.

         The Trustee in its individual capacity shall be entitled to all of the rights set forth in this Article 10 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

         Section 10.10 Article 10 Not to Prevent Events of Default.

         The failure to make a payment on account of the Notes by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of a Default or an Event of Default or in any way prevent the Holders of the Notes from exercising any right hereunder other than the right to receive payment on the Notes.

         Section 10.11 No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of the Notes or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise. Nothing in this Section 10.11 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

         Section 10.12 Article Applicable to Paying Agent.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were


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



named in this Article in addition to or in place of the Trustee; provided, however, that this Section 10.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                                   ARTICLE 11.
                                  MISCELLANEOUS

         Section 11.01 Trust Indenture Act Controls.

         If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the TIA, such imposed duties shall control.

         Section 11.02 Notices.

         Any notice or communication shall be sufficiently given if in writing and delivered in person or when mailed by first-class mail addressed as follows:

                  if to the Company:

                  KRUG International Corp.
                  900 Circle 75 Parkway, Suite 1300
                  Atlanta, Georgia  30339
                  Attention: President
                  Fax:  (770) 933-7010

                  with copies to:

                  Smith, Gambrell & Russell, LLP
                  Suite 3100, Promenade II
                  1230 Peachtree Street, N.E.
                  Atlanta, Georgia 30309-3592
                  Attention: Howard E. Turner, Esq.
                  Fax:  (404) 685-6894

                  if to the Trustee:

                  U.S. Bank Trust, National Association
                  3384 Peachtree Road, N.E.
                  Suite 900
                  Atlanta, Georgia  30326
                  Attention: Corporate Trust Division
                  Fax:  (404) 365-7946
                  Phone:  (404) 965-7221

                  with a copy to:

                  Powell Goldstein Frazier & Murphy, LLP
                  191 Peachtree St., Suite 1600
                  Atlanta, GA 30303
                  Att: Gregory H. Worthy

         The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Noteholder shall be mailed to him or her by first-class mail, postage prepaid, at his or her address as it appears on the Register and shall be sufficiently given to him or her if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. Except for a notice to the Trustee or to the Company, which is deemed given only when received, if a notice or communication is mailed in the maker provided above, it is duly given, whether or not the addressee receives it.

         Section 11.03 Communications By Holders With Other Holders.

         Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA ss.312(c).

         Section 11.04 Certificate as to Conditions Precedent.

         Upon any Request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, provided, that in the case of any such application or Request as to which the furnishing of an Officer's Certificate or Opinion of Counsel is specifically required by any provision of this Indenture or the Note Document relating to such particular application or Request, no additional certificate or opinion, as the case may be, need be furnished.

         Section 11.05 Statements Required In Certificate or Opinion.

         Each certificate or opinion provided for and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (a) a statement that the Person signing such certificate or opinion has read such condition or covenant and the definitions herein or therein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and (d) a statement as to whether or not in the opinion of such Person, such condition or covenant has been complied with.

         Any certificate or opinion of an Officer or an engineer, insurance broker, accountant or other expert may be based, insofar as it relates to legal matters, upon a certificate or opinion of or upon representations by counsel, unless such officer, engineer, insurance broker, accountant or other expert knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

         Any certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon the certificate or opinion of or representations by an officer or officers of the Company stating that the information with respect to such factual matters is in possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous and insofar as it relates to legal matters in a jurisdiction or area of law beyond the expertise of such counsel, such counsel may rely upon the opinion of counsel qualified in such other jurisdiction or area of law.

         Wherever in this Indenture in connection with any application, certificate or report to the Trustee it is provided that the Company shall deliver any document as a condition of the granting of such application or as evidence of the Company's compliance with any term hereof, it is intended that the truth and accuracy at the time of the granting of such application or at the effective date of such certificate or report, as the case may be, of the facts and opinions stated in such document shall in each such case be a condition precedent to the right of the Company to have such application granted or to the sufficiency of such certificate or report. Nevertheless, in the case of any such application, certificate or report, any document required by any provision of this Indenture to be delivered to the Trustee as a condition of the granting of such application or as evidence of such compliance may be received by the Trustee or collateral agent as conclusive evidence of any statement therein contained and shall be full warrant, authority and protection to the Trustee or collateral agent acting in good faith thereon.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Whenever any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements or opinions or other instruments under this Indenture such person may, but need not, consolidate such instruments into one.

         Section 11.06 Rules By Trustee, Paying Agent, Registrar.

         The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

         Section 11.07 Payment Dates.

         If a payment date is not a Business Day, payment may be made at the designated place on the next succeeding day that is a Business Day with the same effect as if such payment was made on the original payment date.

         Section 11.08 Governing Law.

         The laws of the State of New York shall govern this Indenture and the Notes without regard to principles of conflict of laws.

         Section 11.09 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any indenture, loan or debt agreement of the Company or any of its Subsidiaries which is unrelated to this Indenture or the Notes. Any such indenture, loan or debt agreement may not be used to interpret this Indenture or the Note Documents.

         Section 11.10 No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

         Section 11.11 Provisions of Indenture for the Sole Benefit of Parties, Noteholders and Certain holders of Senior Indebtedness.

         Nothing in this Indenture or the Notes, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto, their successors, the Holders of the Notes and certain holders of Senior Indebtedness (who hold Senior Indebtedness that explicitly provides in the instrument creating the same that such holders may rely on this Indenture), any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes.

         Section 11.12 Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 11.13 Duplicate Originals and Counterparts.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Indenture may be executed, acknowledged and delivered in any number of counterparts, each of such counterparts constituting an original but all together only one agreement.

         Section 11.14 Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

         Section 11.15 Effect of Headings.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments.


                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.



                                       By:
                                           -------------------------------------
                                           Name:  Robert M. Thornton, Jr.
                                           Title:      Chief Executive Officer


                                   U.S. BANK TRUST, NATIONAL ASSOCIATION,
                                   as TRUSTEE


                                   By:
                                       -----------------------------------------
                                       Title:
                                              ----------------------------------